Exhibit 3.12
ARTICLES OF INCORPORATION
OF
CARMEL APPLIED TECHNOLOGIES, INC.
FIRST
     The name of this corporation shall be:
CARMEL APPLIED TECHNOLOGIES, INC.
SECOND
     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.
THIRD
     The initial agent of the corporation for the purpose of service of process shall be:

Robert James Koontz Attorney at Law 631 Abrego Street Monterey, CA 93940

FOURTH
     The total number of shares which this corporation is authorized to issue is twenty thousand (20,000), all of the same class.
     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 19 day of November, 1992.

/s/ Robert James Koontz

Robert James Koontz

     The undersigned declares that he is the incorporator who has executed these Articles of Incorporation and hereby declares that this instrument is his act and deed.

/s/ Robert James Koontz

Robert James Koontz